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Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 12 to Registration Statement No. 333-148414 of Behringer Harvard Multifamily REIT I, Inc. on Form S-11 of our report dated May 4, 2010, related to the statement of revenues and certain operating expenses of The Lofts at Park Crest Apartments (also known as The Lofts at Park Crest), a multifamily community located in McLean, Virginia, for the year ended December 31, 2009 and our report dated August 4, 2010, related to the statement of revenues and certain operating expenses of Burnham Pointe, a multifamily community located in Chicago, Illinois, for the year ended December 31, 2009 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), appearing in the Current Reports on Form 8-K/A of Behringer Harvard Multifamily REIT I, Inc. dated May 26, 2010 and August 6, 2010, respectively, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Cornerstone Accounting Group LLP

July 27, 2011

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  Exhibit 23.4